Exhibit 3.1.1

RESTATED ARTICLES OF INCORPORATlON OF CLEAR CHANNEL COMMUNICATIONS, INC. ARTICLE ONE

Clear Channel Communications, Inc. (the “Corporation”), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the “Act”), hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and such restated articles of incorporation contain no change in any provision thereof.

ARTICLE TWO

The restated articles of incorporation were adopted by resolution of the board of directors of the Corporation on the 9th day of July, 1997.

ARTICLE THREE

The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof:

“ARTICLE ONE

Name

The name of the Corporation is Clear Channel Communications, Inc.

ARTICLE TWO

The period of the duration of the Corporation is perpetual.

ARTICLE THREE

Purposes

The purposes for which the Corporation is organized are:

(a) To own and operate radio and television stations and other forms of public communications, and to fabricate, process, design, develop, market, distribute, import, export, buy, sell, lease, or otherwise dispose of and generally deal in equipment, appliances, devices, materials, goods and personal services of every class and description; and

(b) To conduct and engage in any lawful business or activity for which corporations may be organized under the Act.

ARTICLE FOUR

Capital Stock

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue is 152,000,000 shares, 150,000,000 of which shall be Common Stock (“Common Stock”), par value $.10 each, and 2,000,000 of which shall be Preferred Stock (“Preferred Stock”), par value of $1.00 each.

Section 2. Series Preferred Stock. Shares of Preferred issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such voting powers, if any, and such preferences and relative, participating, optional or other special rights, with such qualifications, limitations, or restrictions of such preferences and/or rights, as shall be stated in the resolution or resolutions providing for the issue of each such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the laws of the State of Texas. Each share of any series of Preferred stock shall be identical with all other shares of such series.

Section 3. Denial of Preemptive Rights. The preemptive right of any shareholder of the Corporation to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation, is hereby denied.

Section 4. Cumulative Voting Denied. Cumulative voting by the shareholders of the Corporation at any election for directors of the Corporation is hereby prohibited. Every shareholder entitled to vote at each such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as may persons as there are directors to be elected and for whose election he has a right to vote.

ARTICLE FIVE

Initial Consideration for Issuance of Shares

The Corporation will not commence business until it has received for the issuance of shares consideration of One Thousand and no/100 Dollars ($1,000.00), consisting of money, labor done or property received.

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ARTICLE SIX

Registered Office and Agent

The address of the registered office of the Corporation is Suite 600, 7710 Jones Maltsberger, San Antonio, Texas 78216, and the name of the registered agent of the Corporation, at such address, is L. Lowry Mays.

ARTlCLE SEVEN

Data Respecting Directors

Section 1. Board of Directors. The number of directors shall from time to time be fixed by the by-laws of the Corporation. The directors constituting the Board of Directors need not be residents of the State of Texas or shareholders of the Corporation.

Section 2. Names and Addresses. The names and addresses of the persons who are serving as directors until the next annual meeting of the shareholders, or until their successors shall have been elected and qualify, are:

Name	Addresses
L. Lowry Mays	Suite 600, 7710 Jones Maltsberger San Antonio, Texas 78216

B J. McCombs	825 Contour San Antonio, Texas 78212

Alan D. Feld	4235 Bordeaux Dallas, Texas 76205

Theodore H. Strauss	5100 Park Lane Dallas, Texas 75220

John H. Williams	7810 Glen Albens Circle Dallas, Texas 75225

Karl Eller	Suite 300, 2850 E. Camelback Rd. Phoenix, Arizona 85016

Section 3. Increase or Decrease of Directors. The number of directors may be increased or decreased from time to time by amendment to the By-laws; but no decrease shall have the effect of shortening the term of any incumbent director. In the absence of a by-law fixing the number of directors, the number shall be three (3).

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ARTICLE EIGHT

The Corporation shall indemnify any and all persons who may serve or who may have served at any time as directors of officers of the Corporation or who, at the request of the Board of Directors of the Corporation, may serve or at any time have served as directors and officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action suit or proceeding, in which the defense or settlement of any claim, action, suit or proceeding, in which they or any of them, are made parties, or a party, or which any be asserted against them or any of them, by reason of being or having been directors or officers or a director of officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director of officer or former director or officer or person shall be adjudged in any action, suit or proceeding to be guilty of gross negligence or willful misconduct in the performance of duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of shareholders or otherwise.

ARTICLE NINE

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article Nine shall not eliminate or limit the liability of a director for:

(1) a beach of a director’s duty of loyalty to the Corporation or its shareholders;

(2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

(3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office;

(4) an act or omission for which the liability of a director is expressly provided by statue; or

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(5) an act related to an unlawful stock repurchase or payment of dividend.

ARTICLE TEN

Section 1. Written Consent in lieu of shareholders Meeting. Any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

Section 2. Notice to Non-consenting shareholders. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.”

Dated the 9th day of July, 1997.

CLEAR CHANNEL COMMUNICATIONS, INC.

by:	/s/ Kenneth E. Wyker
Kenneth E. Wyker
Secretary

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ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF CLEAR CHANNEL COMMUNICATIONS, INC.

Pursuant to the provisions of article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its articles of incorporation

ARTICLE ONE

The name of the corporation is CLEAR CHANNEL COMMUNICATIONS, INC.

ARTICLE TWO

The following amendment to the articles of incorporation, increasing the number of shares that the corporation is authorized to issue from 152,000,000 shares to 610,000,000 shares, was adopted by the shareholders of the corporation on July 13, 1998. The amendment alters or changes Article Four, Section 1 and Section 2 of the original or amended articles of incorporation and the full text of such section is as follows:

“ARTICLE FOUR

“Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue is 610,000,000 shares, consisting of three classes of capital stock:

(a)	600,000,000 shares of Common Stock (“Common Stock”), par value of $.10 each;

(b)	2,000,000 shares of Class A Preferred Stock (“Class A Preferred Stock”), par value of $1 00 each; and

(c)	8,000,000 shares of Class B Preferred Stock (“Class B Preferred Stock”), par value of $1.00 each.

Section 2. Preferred Stock; Designations, Preferences, etc.

(a)

Class A Preferred Stock Shares of Class A Preferred Stock may be issued from time to time in one or more series The Corporation’s Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Class A Preferred Stock in series, and by filing a statement pursuant to the applicable law of the State of Texas to establish from time to time the number of shares to be included in each such series, to determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions thereof, of each series of Class A Preferred Stock and may increase or decrease the number of shares within such series; provided, however, that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then outstanding and may not increase the number of shares within a series above the total number of authorized shares of Class A Preferred Stock for which the powers, designations, preferences and rights have not otherwise been set forth herein Each share of any series of Class A Preferred Stock shall be identical with all other shares of such series.

(b)	Class B Preferred Stock. Shares of Class B Preferred Stock may be issued from time to time in one or more series. The Corporation’s Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Class B Preferred Stock in series, and by filing a statement pursuant to the applicable law of the State of Texas to establish from time to time the number of shares to be included in each such series, to determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions thereof, of each series of Class B Preferred Stock; provided, however, that the holders of shares of any series of Class B Preferred Stock shall not be entitled to more than one vote per share when voting as a class with the holders of shares of Common Stock. The Board of Directors is further authorized, subject to limitations prescribed by law, to increase or decrease the number of shares within any series of Class B Preferred Stock; provided, however, that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then outstanding and may not increase the number of shares within a series above the total number of authorized shares of Class B Preferred Stock for which the powers, designations, preferences and rights have not otherwise been set forth herein. Each share of any series of Class B Preferred Stock shall be identical with all other shares of such series”

ARTICLE THREE

The number of shares of the corporation outstanding at the time of such adoption was 124,058,408; and the number of shares entitled to vote thereon was 124,009,980.

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ARTICLE FOUR

The number of shares voted for the portion of the amendment to increase the number of authorized shares of Common Stock was 98,863,379; and the number of shares voted against such portion of the amendment was 16,079,730. The number of shares voted for the portion of the amendment to authorize the issuance of Class B Preferred Stock was 83,324,710; and the number of shares voted against such portion was 27,322,142.

Dated July 20, 1998

CLEAR CHANNEL COMMUNICATIONS, INC.

By:	/s/ Kenneth E. Wyker
Kenneth E. Wyker
Secretary

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ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF CLEAR CHANNEL COMMUNICATIONS, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its articles of incorporation

ARTICLE ONE

The name of the corporation is CLEAR CHANNEL COMMUNICATIONS, INC

ARTICLE TWO

The following amendment to the articles of incorporation, increasing the number of shares that the corporation is authorized to issue from 610,000,000 shares to 910,000,000 shares, was adopted by the shareholders of the corporation on April 27, 1999 The amendment alters or changes Article Four, Section 1 of the original or amended articles of incorporation and the full text of such section is as follows.

“ARTICLE FOUR

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue is 910,000,000 shares, consisting of three classes of capital stock

(a)	900,000,000 shares of Common Stock (“Common Stock”), par value of $ 10 each,

(b)	2,000,000 shares of Class A Preferred Stock (“Class A Preferred Stock”), par value of $1.00 each, and

(c)	8,000,000 shares of Class B Preferred Stock (“Class B Preferred Stock”), par value of $1.00 each.”

ARTICLE THREE

The number of shares of the corporation outstanding at the time of such adoption was 266,073,575, and the number of shares entitled to vote thereon was 266,039,115

ARTICLE FOUR

The number of shares voted for such amendment was 228,912,855, and the number of shares voted against such amendment was 8,560,992

Dated May 5, 1999

CLEAR CHANNEL COMMUNICATIONS, INC.

by	/s/ Kenneth E Wyker
Kenneth E Wyker
Senior Vice President for Legal Affairs and Secretary

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF CLEAR CHANNEL COMMUNICATIONS, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its articles of incorporation:

ARTICLE ONE

The name of the corporation is CLEAR CHANNEL COMMUNICATIONS, INC.

ARTICLE TWO

The following amendment to the articles of incorporation, increasing the number of shares that the corporation is authorized to issue from 910,000,000 shares to 1,510,000,000 shares, was adopted by the shareholders of the corporation on April 27, 2000 The amendment alters or changes Article Four, Section 1 of the original or amended articles of incorporation and the full text of such section is as follows:

“ARTICLE FOUR

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue is 1,510,000,000 shares, consisting of three classes of capital stock:

(a)	1,500,000,000 share of Common Stock (“Common Stock”), par value of $.10 each;

(b)	2,000,000 shares of Class A Preferred Stock (“Class A Preferred Stock”), par value of $1.00 each; and

(c)	8,000,000 shares of Class B Preferred Stock (“Class B Preferred Stock”), par value of $1.00 each.”

ARTICLE THREE

The number of shares of the corporation outstanding at the time of such adoption was 338,916,186: and the number of shares entitled to vote thereon was 338,870,380.

ARTICLE FOUR

The number of shares voted for such amendment was 287,342,604; and the number of shares voted against such amendment was 14,579,626.

Dated May 1, 2000.

CLEAR CHANNEL COMMUNICATIONS, INC.

by:	/s/ Kenneth E. Wyker
Kenneth E. Wyker
Senior Vice President – General Counsel and Secretary

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697

CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.	The name of the entity is Clear Channel Communications, Inc. and the file number issued to the entity by the secretary of state is 0034084400

2.	The entity is: (Check one.)

☒	a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

☐	a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

☐	a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

☐	a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

☐	an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3.	The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 7710 Jones Maltsberger, Suite 600, San Antonio, TX 78216

4.	☒ A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

c/o C T Corporation System, 1021 Main Street, Suite 1150, Houston, Texas 77002

OR	☐ B. The registered office address will not change.

5.	The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is L. Lowry Mays

6.	☒ A. The name of the NEW registered agent is C T Corporation System

OR	☐ B. The registered agent will not change.

7.	Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

By:
(A person authorized to sign on behalf of the entity)
KIRK HOOD Secretary

INSTRUCTIONS

1.	It is recommended that you call (512) 463-5555 to verify the information in items 3 and 5 as it currently appears on the records of the secretary of state before submitting the statement for filing. You also may e-mail an inquiry to corpinfo@sos.state.tx.us. As information on out-of-state financial institutions is maintained on a separate database, a financial institution must call (512) 463-5701 to verify registered agent and registered office information. If the information on the form is inconsistent with the records of this office, the statement will be returned.

2.	You are required by law to provide a street address in item 4 unless the registered office is located in a city with a population of 5,000 or less. The purpose of this requirement is to provide the public with notice of a physical location at which process may be served on the registered agent. A statement submitted with a post office box address or a lock box address will not be filed.

3.	An authorized officer of the corporation or financial institution must sign the statement. In the case of a limited liability company, an authorized member or manager of a limited liability company must sign the statement. A general partner must sign the statement on behalf of a limited partnership. A person commits an offense under the Texas Business Corporation Act, the Texas Non-Profit Corporation Act or the Texas Limited Liability Company Act if the person signs a document the person knows is false in any material respect with the intent that the document be delivered to the secretary of state for filing. The offense is a Class A misdemeanor.

4.	Please attach the appropriate fee:

Business Corporation	$15.00
Financial Institution, other than Credit Unions	$15.00
Financial Institution that is a Credit Union	$5.00
Non-Profit Corporation	$5.00
Limited Liability Company	$10.00
Limited Partnership	$50.00

Personal checks and MasterCard®, Visa®, and Discover® are accepted in payment of the filing fee. Checks or money orders must be payable through a U.S. bank or other financial institution and made payable to the secretary of state. Fees paid by credit card are subject to a statutorily authorized processing cost of 2.1% of the total fees.

5.	Two copies of the form along with the filing fee should be mailed to the address shown in the heading of this form. The delivery address is: Secretary of State, Statutory Filings Division, Corporations Section, James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. We will place one document on record and return a file stamped copy, if a duplicate copy is provided for such purpose. The telephone number is (512) 463-5555, TDD: (800) 735-2989, FAX: (512) 463-5709.

Form No. 401

Revised 9/99

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State

Office of the Secretary of State

CERTIFICATE OF MERGER

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument merging

BT Triple Crown Merger Co., Inc.

Foreign For-Profit Corporation

Delaware, USA

[Entity not of Record, Filing Number Not Available]

Into

CLEAR CHANNEL COMMUNICATIONS, INC.

Domestic For-Profit Corporation

[File Number: 34084400]

has been received in this office and has been found to conform to law.

Accordingly, the undersigned, as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the merger on the date shown below.

Dated: 07/30/2008

Effective: 07/30/2008

/s/ Hope Andrade Hope Andrade Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Lisa Jones	TID: 10343	Document: 223987710002

ARTICLES OF MERGER OF BT TRIPLE CROWN MERGER CO., INC a Delaware corporation, with and into CLEAR CHANNEL COMMUNICATIONS, INC., a Texas corporation July 30, 2008

Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned entities (together the “Constituent Entities”) adopt the following Articles of Merger:

1. The name and state of incorporation or organization of each of the Constituent Entities is:

(a) BT Triple Crown Merger Co., Inc., a Delaware corporation (“Mergerco”), and

(b) Clear Channel Communications, Inc., a Texas corporation (“Clear Channel”).

2. An Agreement and Plan of Merger (the “Plan of Merger”) providing for the merger of Mergerco with and into Clear Channel, with Clear Channel being the surviving entity in the merger, has been approved by each of the Constituent Entities.

3. The Restated Articles of Incorporation, as amended, of Clear Channel in effect immediately prior to the effective time of the merger shall be amended as of the effective time of the merger in the manner set forth on Exhibit A attached hereto.

4. The executed Plan of Merger is on file at the principal place of business of Clear Channel, the surviving entity, at 200 East Basse Road, San Antonio, Texas 78209.

5. A copy of the Plan of Merger will be furnished by Clear Channel, on written request and without cost, to any shareholder of Clear Channel.

6. As to each of the Constituent Entities, the number and class of shares outstanding, being the only outstanding capital stock of each such Constituent Entity entitled to vote on the Plan of Merger, are as follows:

Name of Constituent Entity	Class	Number of Shares Outstanding
Clear Channel Communications, Inc.	Common	498,146,823
BT Triple Crown Merger Co., Inc.	Common	1000

7. As to each of the Constituent Entities, the number of shares voted for and against the Plan of Merger, respectively, are as follows:

Name of Constituent Entity	Class	Total Number of Shares Voted
		For	Against
Clear Channel Communications, Inc.	Common	371,745,478	4,307,001

BT Triple Crown Merger Co., Inc.	Common	1000	0

8. As to each of the Constituent Entities, the Plan of Merger and the performance of its terms were duly authorized by all action required by the laws of the state under which it was incorporated or organized and by its constituent documents.

9. Clear Channel, as the surviving entity in the merger, will be responsible for the payment of all fees and franchise taxes of the Constituent Entities and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

10. The merger shall be effective at the time these Articles of Merger are accepted and filed by the Secretary of State.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned duly authorized officers of the Constituent Entities have caused these Articles of Merger to be duly executed as of the date first shown above.

BT TRIPLE CROWN MERGER CO., INC.

By:	/s/ Scott M. Sperling
Name:	Scott M. Sperling
Title:	Co-President

CLEAR CHANNEL COMMUNICATIONS, INC.

By:	/s/ Mark P. Mays
Name:	Mark P. Mays
Title:	Chief Executive Officer

Exhibit A

Amendments to Articles of Incorporation

Articles One through Ten of the Restated Articles of Incorporation of Clear Channel Communications, Inc. shall be deleted as of the effective time of the merger and replaced in their entirety with the following paragraphs 1 through 15:

1. Name. The name of this corporation is Clear Channel Communications, Inc.

2. Duration. The period of duration of this corporation is perpetual.

3. Registered Office. The registered office of this corporation in the State of Texas is located at 701 Brazos Street, Suite 1050, Austin, Texas 78701. The name of its registered agent at such address is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company.

4. Purpose. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the Texas Business Corporation Act.

5. Stock. The total number of shares of stock that this corporation shall have authority to issue is 500,000,000 shares of Common Stock, $0.001 par value per share. Each share of Common Stock shall be entitled to one vote.

6. Change in Number of Shares Authorized. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote and by the affirmative vote of a majority of the shares of such class or series, voting separately as a class or series.

7. Directors. The names and addresses of the persons who are serving as directors until the next annual meeting of the shareholders, or until their successors shall have been elected and qualify, are:

Name	Addresses
John Connaughton	c/o Bain Capital Partners, LLC
111 Huntington Avenue
Boston, Massachusetts 02199

Scott M. Sperling	c/o Thomas H. Lee Partners, L.P.
100 Federal Street
Boston, Massachusetts 02110

8. Election of Directors. The election of directors need not be by written ballot unless the by-laws shall so require.

9. Authority of Directors. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the shareholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

10. Liability of Directors. A director of this corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Texas Business Corporation Act as in effect at the time such liability is determined. No amendment or repeal of this paragraph 10 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

11. Indemnification. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Texas, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, venturer, proprietor, trustee, employee, administrator or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or shareholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this paragraph 11 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

12. Records. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Texas as may be designated by the board of directors or in the by-laws of this corporation.

13. Meeting of Shareholders of Certain Classes. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the shareholders of such class must be taken at an annual or special meeting of shareholders and may not be taken by written consent.

14. Renunciation of Business Opportunities Doctrine. To the maximum extent permitted from time to time under the law of the state of Texas, this corporation renounces any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or shareholders, other than those officers, directors or shareholders who are employees of this corporation. No amendment or repeal of this paragraph 14 shall apply to or have any effect on the liability or alleged liability of any officer, director or shareholder of the corporation for or with respect to any opportunities of which such officer, director or shareholder becomes aware prior to such amendment or repeal.

15. Opt Out of TBCA 13.03. This corporation shall not be governed by Article 13.03 of the Texas Business Corporation Act.